CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated July 5, 2007 on the consolidated financial statements of Yukon Gold Corporation, Inc. (the "Company") included in the Registration Statement on Form S1 being filed by the Company, for the fiscal years ended April 30, 2007 and 2006 and for the cumulative period ended April 30, 2007.

"SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario, Canada	Chartered Accountants
February 28, 2008	Licensed Public Accountants

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